Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe
408-536-4416
ir@adobe.com
Public Relations Contact
Dan Berthiaume
Adobe
408-536-2584
dberthia@adobe.com

FOR IMMEDIATE RELEASE

Adobe Reports Record Q2 Revenue
Achieves 25 Percent Year-Over-Year Growth with Strong Creative, Adobe Document Cloud and Adobe Experience Cloud Revenue

SAN JOSE, Calif. - June 18, 2019 - Adobe (Nasdaq:ADBE) today reported financial results for its second quarter fiscal year 2019 ended May 31, 2019.

Q2 FY2019 Financial Highlights

•
Adobe achieved record quarterly revenue of $2.74 billion in its second quarter of fiscal year 2019, which represents 25 percent year-over-year growth. Diluted earnings per share was $1.29 on a GAAP-basis, and $1.83 on a non-GAAP basis.

•
Digital Media segment revenue was $1.89 billion, which represents 22 percent year-over year growth. Creative revenue grew to $1.59 billion and Document Cloud achieved revenue of $296 million. Digital Media Annualized Recurring Revenue (“ARR”) grew to $7.47 billion exiting the quarter, a quarter-over-quarter increase of $406 million. Creative ARR grew to $6.55 billion, and Document Cloud ARR grew to $921 million.

•	Digital Experience segment revenue was $784 million, representing 34 percent year-over-year growth.

•	GAAP operating income in the second quarter was $750 million, and non-GAAP operating income was $1.05 billion. GAAP net income was $633 million, and non-GAAP net income was $901 million.

•	Cash flow from operations was $1.11 billion.

•	Remaining Performance Obligation was $8.37 billion.

•	Adobe repurchased approximately 2.5 million shares during the quarter.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.

Executive Quotes

"Adobe's continued momentum is being fueled by the explosion of creativity across the globe and the widespread business transformation agenda to deliver engaging customer experiences," said Shantanu Narayen, president and CEO, Adobe. "With an innovative technology platform, exciting product roadmap and strong ecosystem of partners, we are well positioned for the second half of FY19 and beyond.”

"Adobe delivered another record quarter in Q2," said John Murphy, executive vice president and CFO, Adobe. "Highlights include 25 percent year-over-year revenue growth, strong net new Digital Media ARR and operating cash flow of $1.11 billion."

Adobe Provides Third Quarter Fiscal Year 2019 Financial Targets

The following table summarizes Adobe’s third quarter fiscal year 2019 targets.

Adobe total Q3 fiscal year 2019 revenue	~$2.80 billion
Digital Media segment revenue	~20% year/year growth
Digital Experience segment revenue	~34% year/year growth
Net new Digital Media annualized recurring revenue (“ARR”)	~$360 million
Tax rate	GAAP: ~11%	Non-GAAP: ~11%
Share count	~491 million shares
Earnings per share	GAAP: ~$1.40	Non-GAAP: ~$1.95

A reconciliation between GAAP and non-GAAP targets is provided at the end of this press release.

Adobe to Webcast Earnings Conference Call
Adobe will webcast its second quarter fiscal year 2019 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides and an investor datasheet are posted to Adobe’s investor relations website in advance of the conference call for reference. A reconciliation between GAAP and non-GAAP earnings results and financial targets is also provided on the website.

Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to business momentum, market trends, customer success, revenue, operating margin, seasonality, annualized recurring revenue, non-operating other expense, tax rate on a GAAP and non-GAAP basis, earnings per share on a GAAP and non-GAAP basis, and share count, all of which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to compete effectively, failure to develop, acquire, market and offer products and services that meet customer requirements, introduction of new technology, information security and privacy, potential interruptions or delays in hosted services provided by us or third parties, risks associated with cyber-attacks, complex sales cycles, risks related to the timing of revenue recognition from our subscription offerings, fluctuations in subscription renewal rates, failure to realize the anticipated benefits of past or future acquisitions, failure to effectively manage critical strategic third-party business relationships, changes in accounting principles and tax regulations, uncertainty in the financial markets and economic conditions in the countries where we operate, and other various risks associated with being a multinational corporation. For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2018 ended November 30, 2018, and Adobe's Quarterly Reports on Form 10-Q issued in fiscal year 2019.

The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for our quarter ended May 31, 2019, which Adobe expects to file in June 2019.
Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe

Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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©2019 Adobe Inc. All rights reserved. Adobe, Adobe Document Cloud, Adobe Experience Cloud, Creative Cloud and the Adobe logo are either registered trademarks or trademarks of Adobe Inc. (or one of its subsidiaries) in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Six Months Ended
	May 31, 2019 (*)	June 1, 2018	May 31, 2019 (*)	June 1, 2018
Revenue:
Subscription	$2,456,097	$1,923,131	$4,761,064	$3,716,489
Product	152,816	150,993	323,370	322,601
Services and support	135,367	121,236	260,792	235,217
Total revenue	2,744,280	2,195,360	5,345,226	4,274,307

Cost of revenue:
Subscription	296,476	186,355	584,507	351,040
Product	9,345	10,779	21,450	23,656
Services and support	101,667	84,210	198,817	165,550
Total cost of revenue	407,488	281,344	804,774	540,246

Gross profit	2,336,792	1,914,016	4,540,452	3,734,061

Operating expenses:
Research and development	475,958	374,128	940,595	722,897
Sales and marketing	848,927	646,215	1,630,445	1,227,172
General and administrative	219,334	178,040	435,443	348,480
Amortization of purchased intangibles	43,026	17,149	89,592	34,295
Total operating expenses	1,587,245	1,215,532	3,096,075	2,332,844

Operating income	749,547	698,484	1,444,377	1,401,217

Non-operating income (expense):
Interest and other income (expense), net	2,558	11,599	6,824	28,271
Interest expense	(40,577)	(20,363)	(81,170)	(40,262)
Investment gains (losses), net	(756)	1,079	43,075	4,075
Total non-operating income (expense), net	(38,775)	(7,685)	(31,271)	(7,916)
Income before income taxes	710,772	690,799	1,413,106	1,393,301
Provision for income taxes	78,179	27,632	106,272	147,058
Net income	$632,593	$663,167	$1,306,834	$1,246,243
Basic net income per share	$1.30	$1.35	$2.68	$2.53
Shares used to compute basic net income per share	487,535	491,914	487,795	491,993
Diluted net income per share	$1.29	$1.33	$2.65	$2.50
Shares used to compute diluted net income per share	492,212	498,252	493,200	499,166
_________________________________________

*
Adobe adopted ASU No. 2014-09, Revenue from Contracts with Customers, using the modified retrospective method during the first quarter of fiscal 2019. Prior period results have not been restated to reflect this change in accounting standards. Refer to our Form 10-Q for the second quarter of fiscal year 2019 for additional information.

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	May 31, 2019 (*)	November 30, 2018
ASSETS

Current assets:
Cash and cash equivalents	$2,082,910	$1,642,775
Short-term investments	1,396,069	1,586,187
Trade receivables, net of allowances for doubtful accounts of $12,379 and $14,981, respectively	1,272,668	1,315,578
Prepaid expenses and other current assets	590,998	312,499
Total current assets	5,342,645	4,857,039

Property and equipment, net	1,205,020	1,075,072
Goodwill	10,697,874	10,581,048
Purchased and other intangibles, net	1,917,149	2,069,001
Other assets	503,221	186,522
Total assets	$19,665,909	$18,768,682

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$169,101	$186,258
Accrued expenses	1,314,998	1,163,185
Debt	3,145,668	—
Income taxes payable	45,778	35,709
Deferred revenue	3,011,552	2,915,974
Total current liabilities	7,687,097	4,301,126

Long-term liabilities:
Debt	987,938	4,124,800
Deferred revenue	122,522	137,630
Income taxes payable	637,733	644,101
Deferred income taxes	133,886	46,702
Other liabilities	165,040	152,209
Total liabilities	9,734,216	9,406,568

Stockholders’ equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	6,050,800	5,685,337
Retained earnings	13,183,938	11,815,597
Accumulated other comprehensive income (loss)	(144,364)	(148,130)
Treasury stock, at cost (114,561 and 113,171, respectively), net of reissuances	(9,158,742)	(7,990,751)
Total stockholders’ equity	9,931,693	9,362,114
Total liabilities and stockholders’ equity	$19,665,909	$18,768,682

_________________________________________

*
Adobe adopted ASU No. 2014-09, Revenue from Contracts with Customers, using the modified retrospective method during the first quarter of fiscal 2019. Prior period results have not been restated to reflect this change in accounting standards. Refer to our Form 10-Q for the second quarter of fiscal year 2019 for additional information.

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended
	May 31, 2019	June 1, 2018
Cash flows from operating activities:
Net income	$632,593	$663,167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	145,609	76,360
Stock-based compensation	204,300	145,376
Unrealized investment (gains) losses, net	1,700	(573)
Changes in deferred revenue	(84,118)	62,063
Changes in other operating assets and liabilities	209,242	30,013
Net cash provided by operating activities	1,109,326	976,406

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	100,486	131,896
Purchases of property and equipment	(85,492)	(45,316)
Purchases and sales of long-term investments, intangibles and other assets, net	(4,921)	(4,287)
Acquisitions, net of cash acquired	—	(14,614)
Net cash provided by investing activities	10,073	67,679

Cash flows from financing activities:
Purchases of treasury stock	(750,000)	(700,000)
Taxes paid related to net share settlement of equity awards, net of proceeds from treasury stock reissuances	(21,813)	(16,854)
Repayment of capital lease obligations	(288)	(511)
Net cash used for financing activities	(772,101)	(717,365)
Effect of exchange rate changes on cash and cash equivalents	(3,234)	(5,715)
Net increase in cash and cash equivalents	344,064	321,005
Cash and cash equivalents at beginning of period	1,738,846	2,666,981
Cash and cash equivalents at end of period	$2,082,910	$2,987,986

Non-GAAP Results
(In thousands, except per share data)
The following table shows Adobe’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	May 31, 2019 (*)	June 1, 2018	March 1, 2019 (*)
Operating income:

GAAP operating income	$749,547	$698,484	$694,830
Stock-based and deferred compensation expense	203,673	146,773	187,115
Amortization of purchased intangibles	96,714	32,378	102,690
Non-GAAP operating income	$1,049,934	$877,635	$984,635

Net income:

GAAP net income	$632,593	$663,167	$674,241
Stock-based and deferred compensation expense	203,673	146,773	187,115
Amortization of purchased intangibles	96,714	32,378	102,690
Investment (gains) losses, net	756	(1,079)	(43,831)
Income tax adjustments	(33,132)	(15,812)	(76,221)
Non-GAAP net income	$900,604	$825,427	$843,994

Diluted net income per share:

GAAP diluted net income per share	$1.29	$1.33	$1.36
Stock-based and deferred compensation expense	0.41	0.29	0.38
Amortization of purchased intangibles	0.20	0.06	0.21
Investment (gains) losses, net	—	—	(0.09)
Income tax adjustments	(0.07)	(0.02)	(0.15)
Non-GAAP diluted net income per share	$1.83	$1.66	$1.71

Shares used in computing diluted net income per share	492,212	498,252	494,188

_________________________________________

*
Adobe adopted ASU No. 2014-09, Revenue from Contracts with Customers, using the modified retrospective method during the first quarter of fiscal 2019. Prior period results have not been restated to reflect this change in accounting standards. Refer to our Form 10-Q for the second quarter of fiscal year 2019 for additional information.

Reconciliation of GAAP to Non-GAAP Financial Targets

The following table shows Adobe's third quarter fiscal year 2019 GAAP earnings per share target reconciled to the non-GAAP financial target included in this release.

Third Quarter Fiscal 2019
Diluted net income per share:

GAAP diluted net income per share	$1.40
Stock-based and deferred compensation expense	0.42
Amortization of purchased intangibles	0.20
Income tax adjustments	(0.07)
Non-GAAP diluted net income per share	$1.95

Shares used to compute diluted net income per share	491.0

Use of Non-GAAP Financial Information

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.

Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information as well as non-GAAP measures, which may exclude items such as stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles and certain activity in connection with technology license arrangements, investment gains and losses, the related tax impact of all of these items, income tax adjustments, and the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Adobe uses these non-GAAP measures in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever such a non-GAAP measure is used, Adobe provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.